Baker & McKenzie LLP Bank of America Center 700 Louisiana, Suite 3000 Houston, Texas 77002-2755, USA
Tel: +1 713 427 5000 Fax: +1 713 427 5099 www.bakermckenzie.com
Asia Pacific
Bangkok
Beijing
Brisbane
Hanoi
Ho Chi Minh City
Hong Kong
Jakarta
Kuala Lumpur*
Manila*
Melbourne
Seoul
Shanghai
Singapore
Sydney
Taipei
Tokyo
Yangon

Europe, Middle East
& Africa
Abu Dhabi
Almaty
Amsterdam
Antwerp
Bahrain
Baku
Barcelona
Berlin
Brussels
Budapest
Cairo
Casablanca
Doha
Dubai
Dusseldorf
Frankfurt/Main
Geneva
Istanbul
Jeddah*
Johannesburg
Kyiv
London
Luxembourg
Madrid
Milan
Moscow
Munich
Paris
Prague
Riyadh*
Rome
St. Petersburg
Stockholm
Vienna
Warsaw
Zurich

The Americas
Bogota
Brasilia**
Buenos Aires
Caracas
Chicago
Dallas
Guadalajara
Houston
Juarez
Lima
Mexico City
Miami
Monterrey
New York
Palo Alto
Porto Alegre**
Rio de Janeiro**
San Francisco
Santiago
Sao Paulo**
Tijuana
Toronto
Valencia
Washington, DC

* Associated Firm
** In cooperation with Trench, Rossie Watanabe Advogados

February 20, 2018

Kraton Corporation
15710 John F. Kennedy Blvd.
Suite 300
Houston, Texas 77032

Re:    Registration Statement on Form S-3 of Kraton Corporation

Ladies and Gentlemen:

We have acted as securities counsel to Kraton Corporation, a corporation organized under the laws of the State of Delaware (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) to be filed under the U.S. Securities Act of 1933, as amended (the “Securities Act”), with the U.S. Securities and Exchange Commission (the “SEC”). The Registration Statement relates to the issuance and sale by the Company, from time to time, pursuant to Rule 415 of the General Rules and Regulations promulgated under the Securities Act, of an indeterminate number of: (i) unsecured senior or subordinated debt securities, in one or more series (collectively, the “Debt Securities”), that may be issued pursuant to an indenture in the form referenced in clause (iv) of the following paragraph; (ii) shares of common stock, par value $0.01 per share (the “Common Stock”); (iii) shares of preferred stock, par value $0.01 per share (the “Preferred Stock”); (iv) warrants to acquire other classes of Offered Securities (as defined below) (the “Warrants”) issued pursuant to one or more warrant agreements (each, a “Warrant Agreement”) among the Company, a warrant agent to be appointed by the Company prior to the issuance of the applicable Warrants and the holders from time to time of the Warrants; and (v) units representing an interest in two or more of the foregoing classes of Offered Securities (the “Units”) issued pursuant to one or more unit agreements (each, a “Unit Agreement”). The Debt Securities, the Common Stock, the Preferred Stock, the Warrants and the Units are collectively referred to herein as the “Offered Securities” and each individually as an “Offered Security.”

This opinion is being delivered in accordance with the requirements of Item 601(b)(5) of Regulation S-K under the Securities Act. In connection therewith, we have examined originals or copies certified or otherwise identified to our satisfaction of (i) the Certificate of Incorporation of the Company (as amended, the “Certificate of Incorporation”), (ii) the First Amended and Restated Bylaws of the Company (together with the Certificate of Incorporation, the “Charter Documents”), (iii) the Registration Statement, (iv) the form of Indenture to be filed as an exhibit to the Registration Statement relating to issuance of the Debt Securities by the Company (the “Indenture”), (v) resolutions of the board of directors of the Company and (vi) such other corporate records, agreements, documents and instruments and certificates or comparable documents of public officials and officers and representatives of the Company as we have deemed necessary or appropriate for the expression of the opinions contained herein. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

As used herein, “Transaction Agreements” means the Indenture and any supplemental indentures establishing the terms of the Debt Securities pursuant thereto, any Warrant Agreements, any Unit Agreements and any applicable underwriting or purchase agreement.

In rendering the opinions set forth below, we have assumed that (i) all information contained in all documents reviewed by us is true and correct, (ii) all signatures on all documents examined by us are genuine, (iii) all documents submitted to us as originals are authentic and all documents submitted to us as copies conform to the originals of those documents, (iv) each natural person signing any document reviewed by us had the legal capacity to do so, (v) each person signing in a representative capacity (other than on behalf of the Company) any document reviewed by us had authority to sign in such capacity, (vi) the Registration Statement, and any amendments thereto (including any post-effective amendments), will have become effective and comply with all applicable laws and such effectiveness shall not have been terminated or rescinded, (vii) a prospectus supplement will have been prepared and timely filed with the SEC describing the Offered Securities, (viii) all Offered Securities will be issued and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the applicable prospectus supplement, (ix) each Offered Security and any Transaction Agreements will be duly authorized, executed and delivered by the parties thereto in substantially the form reviewed by us and will constitute legally valid and binding obligations of the parties thereto (other than the Company), enforceable against such parties in accordance with their terms, (x) with respect to Debt Securities, (A) the applicable trustee shall have been qualified under the Trust Indenture Act of 1939, as amended, and Statements of Eligibility of the Trustee on a Form T-1 will have be filed with the SEC with respect to such trustee and (B) the Indenture or supplement will be duly authorized executed and delivered by the trustee and will constitute the legally valid and binding obligation of such trustee, enforceable against such trustee in accordance with its terms, (xi) if in an underwritten offering, a definitive purchase, underwriting or similar agreement with respect to any Offered Securities will be duly authorized and validly executed and delivered by the Company and the other parties thereto, (xii) any Offered Securities issuable upon conversion, exchange or exercise of any Offered Security will be duly authorized, created and, if appropriate, reserved for issuance upon such conversion, exchange or exercise and (xiii) with respect to the Common Stock or Preferred Stock (including, in each case, upon conversion, exchange or exercise of any Offered Security) there will be sufficient Common Stock or Preferred Stock, as applicable, authorized under the Company’s Charter Documents and not otherwise reserved for issuance.

We have also assumed that the terms of the Offered Securities will have been established so as not to, and that the execution and delivery by the Company of, and the performance of its obligations under, any Transaction Document and the Offered Securities will not, violate, conflict with or constitute a default under (i) the Charter Documents or any agreement or other instrument to which the Company or its properties are subject, (ii) any law, rule or regulation to which the Company is subject, (iii) any judicial or regulatory order or decree of any governmental authority or (iv) any consent, approval, license, authorization or validation of, or filing, recording or registration with, any governmental authority. We have also assumed that (A) prior to the issuance of any Offered Securities, each Transaction Document and each other certificate, note or other executed document evidencing Offered Securities, will be duly authorized, executed and delivered by the Company under Delaware law, (B) the choice of New York law in any Transaction Document is legal and valid under the laws of any other applicable jurisdictions, (C) the execution and delivery by the Company of any Transaction Document and each other certificate, note or executed document evidencing Offered Securities and the performance by the Company of its obligations thereunder will not violate or conflict with any laws of the State of Delaware, and (iv) the Company will have otherwise complied with all aspects of the laws of the State of Delaware in connection with the issuance of the Offered Securities as contemplated by the Registration Statement.

Based upon and subject to the foregoing, we are of the opinion that:

1.
With respect to any series of Debt Securities offered by the Company (the “Offered Debt Securities”), when (a) the issuance, sale and terms of the Offered Debt Securities and related matters have been approved and established in conformity with the applicable Transaction Agreements and (b) the certificates evidencing the Offered Debt Securities have been issued in

February 20, 2018	2

a form that complies with the provisions of the applicable Transaction Agreements and have been duly executed and authenticated in accordance with the provisions of the Indenture and any other applicable Transaction Agreements and issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, the Offered Debt Securities (including any Offered Debt Securities duly issued upon conversion, exchange or exercise of any Warrants or in connection with the issuance of any Units) will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

2.
With respect to any shares of Common Stock offered by the Company (the “Offered Common Stock”), when (a) with respect to Offered Common Stock that is to be certificated, certificates in the form required under the Delaware General Corporation Law (the “DGCL”) representing the shares of Offered Common Stock are duly executed and countersigned and (b) the shares of Offered Common Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Common Stock (including any Offered Common Stock to be issued upon conversion, exchange or exercise of any Offered Security), when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor per share of Offered Common Stock is not less than the par value thereof.

3.
With respect to the shares of any series of Preferred Stock offered by the Company (the “Offered Preferred Stock”), when (a) the Board of Directors of the Company, or a duly authorized committee thereof, has duly adopted a Certificate of Designations for the Offered Preferred Stock in accordance with the DGCL (the “Certificate”), (b) the filing of the Certificate with the Secretary of State of the State of Delaware has duly occurred, (c) with respect to Offered Preferred Stock that is to be certificated, certificates in the form required under the DGCL representing the shares of Offered Preferred Stock are duly executed and countersigned and (d) the shares of Offered Preferred Stock are registered in the Company’s share registry and delivered upon payment of the agreed-upon consideration therefor, the shares of Offered Preferred Stock (including any Offered Preferred Stock to be issued upon conversion, exchange or exercise of any Offered Security), when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement, will be duly authorized by all requisite corporate action on the part of the Company under the DGCL and validly issued, fully paid and nonassessable, provided that the consideration therefor per share of Offered Preferred Stock is not less than the par value thereof.

4.
With respect to any Warrants offered by the Company (the “Offered Warrants”), when (a) the applicable Offered Securities for which the Offered Warrants are exercisable have been duly authorized for issuance by the Company and (b) if applicable, certificates evidencing the Offered Warrants have been duly executed, delivered and countersigned in accordance with the provisions of the applicable Warrant Agreement(s), the Offered Warrants, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

5.	With respect to any Units offered by the Company (the “Offered Units”), when (a) the applicable Offered Securities relating to such Offered Units have been duly authorized for issuance by the

February 20, 2018	3

Company and (b) the Offered Units have been duly authorized, executed, issued and delivered in accordance with the terms of the applicable Unit Agreement, the Offered Units, when issued and sold or otherwise distributed in accordance with the provisions of the applicable Transaction Agreement upon payment of the agreed-upon consideration therefor, will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms under the laws of the State of New York.

The foregoing opinions are qualified to the extent that the enforceability of any document, instrument or Offered Security may be limited by or subject to (i) bankruptcy, insolvency, fraudulent transfer or conveyance, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally, and general equitable or public policy principles and (ii) with respect to any Debt Securities denominated in a currency other than United States dollars, the requirement that a claim (or a foreign currency judgment in respect of such a claim) with respect to such Debt Securities be converted to United States dollars at a rate of exchange prevailing on a date determined pursuant to applicable law or governmental authority.

We express no opinions concerning (i) the validity or enforceability of any provisions contained in the Indenture that purport to waive or not give effect to rights to notices, defenses, subrogation or other rights or benefits that cannot be effectively waived under applicable law or (ii) the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based on negligence or any violation of federal or state securities or blue sky laws.

We are admitted to practice in the State of New York. The foregoing opinions are limited in all respects to the laws of the State of New York, the DGCL and the federal laws of United States of America and we do not express any opinions as to the laws of any other jurisdiction. The Offered Securities may be issued from time to time on a delayed or continuous basis, and this opinion is limited to the laws, including the rules and regulations, as in effect on the date hereof, which laws are subject to change with possible retroactive effect and to the facts as they presently exist.

We consent to the use of this opinion as an exhibit to the Registration Statement, and further consent to the use of our name wherever appearing in the Registration Statement and any amendments thereto. In providing this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ BAKER & McKENZIE LLP

BAKER & McKENZIE LLP

February 20, 2018	4